Exhibit 10.49.1

AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE

December 2, 2003

Reference is made to that certain Security Agreement and that certain related Secured Convertible Note, both dated August 14, 2003, between Artemis International Solutions Corporation, a Delaware corporation (the “Company”) and Artemis International Solutions, Ltd. and LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (“Laurus”)(respectively, the “Security Agreement” and the “Note”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Company has outstanding debt under the Security Agreement in the amount of approximately $3.5 million, with an over-advance portion due to be paid to Laurus by December 2, 2003 (the “Overadvances”);

WHEREAS, the Company desires (i) to extend the time to repay Overadvances until February 28,  2004 (the “Extension”), (ii) that Laurus give its consent to permit the sale by the Company of the assets held by Laurus as collateral under the Security Agreement relating to the Company’s Software Productivity Research division (the “Sale”) and (iii) for Laurus to consider providing additional Overadvances to the Company ; and

WHEREAS, Laurus has informed the Company that, in exchange for extending the timeframe within which to repay the Overadvances outstanding on the date hereof and for Laurus to consider providing additional Overadvances to the Company, the Company must agree to (i) waive the Fixed Conversion Price as provided in the original Note, and to reset the fixed conversion price at which Laurus shall convert the first 190,000 shares of the Corporation’s outstanding common stock (the “Common Stock”) under the Agreement to $1.45 (the closing price of the Common Stock on December 2, 2003, the date the waiver relating to the Extension and the Sale shall be deemed executed and delivered by Laurus); and (ii) reset the Fixed Conversion Price as defined in the Note at 125% of  $1.45, or “$1.81”; and

WHEREAS, in connection with the above, Laurus has agreed to amend certain terms of the Note and the Company desires to make such changes; and

NOW, THEREFORE, in consideration for the execution and delivery by the Company of all documents requested by Laurus and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                                                                       Section 3.2 of the Note is hereby deleted in its entirety and replaced by the following:

3.2                                 Conversion Price. Subject to further adjustment as provided in Section 3.6 hereof, the Conversion Price per share shall be $1.45 (the “Fixed Conversion Price). Notwithstanding the foregoing, the Fixed Conversion Price shall be adjusted immediately following each conversion (under Sections 3.1 and/or 3.9 hereof) of an aggregate of 190,000 shares of Common Stock (each such 190,000 share conversion constituting a “Specified Event”).  Immediately following the occurrence of the first Specified Event, the Fixed Conversion Price shall automatically be reset to $1.81. Upon the occurrence of the Second Specified Event, and subsequently upon the occurrence of each Specified Event thereafter, the Fixed Conversion Price shall be reset to the volume weighted average closing prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the five (5) trading days immediately prior to the occurrence of each subsequent Specified Event. In no event shall the Fixed Conversion Price be reset to less than $1.81 following the second Specified Event.

2.                                               The foregoing amendment shall be of no force and effect until the date upon which the Company shall deliver to Laurus all documents requested by Laurus.

3.                                               There are no other amendments to the Security Agreement or the Note and all of the other forms, terms and provisions of the Security Agreement and the Note remain in full force and effect.

4.                                               The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by the Company in connection with the Security Agreement and the Note are true correct and complete, all of the Company’s covenant requirements have been met and no Event of Default under the Security Agreement or the Note has occurred or is continuing.

IN WITNESS WHEREOF, both the Company and Laurus have caused this Amendment No.1 to the Secured Convertible Note to be signed in its name effective as of this 2nd day of December 2003.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name: David Grin
Title: President